Exhibit  99.1

CONSENT OF LIONTREE ADVISORS LLC

The Board of Directors
Semler Scientific, Inc.
51 E Campbell Avenue, Suite 107-D
Campbell, CA 95008

Members of the Board of Directors:

We hereby consent to (i) the inclusion of our opinion letter, dated September 22, 2025, to the Board of Directors of Semler Scientific, Inc. (“Semler”) as Annex C to the joint information statement/proxy statement/prospectus which forms a part of the registration statement on Form S‑4 of Strive, Inc. (“Strive”), filed with the Securities and Exchange Commission as of the date hereof (“Registration Statement”) relating to the proposed transactions involving Semler and Strive and (ii) all references to such opinion in the sections captioned “Summary—Opinion of Semler Scientific’s Financial Advisor,” “Risk Factors—Risks Related to the Mergers,” “The Mergers—Background of the Mergers,” “The Mergers—Opinion of Semler Scientific’s Financial Advisor” and “The Merger Agreement—Representations and Warranties,” of such joint information statement/proxy statement/prospectus.  The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

LIONTREE ADVISORS LLC

By:
Name:
Title: